UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2018

ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 8.01. Other Events.

The information provided pursuant to this Item 8.01 is to be considered “filed” under the Securities Exchange Act of 1934 (“Exchange Act”) and incorporated by reference into those filings of Rollins, Inc (the “Company”) that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

On January 3, 2018, Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial services company, today announced that it will release its fourth quarter and full-year financial results for the period ended December 31, 2017 on Wednesday, January 24, 2017. In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, January 24, 2018 at 10:00 a.m. Eastern Time.

Except for the historical information contained in this report, the statements made by the Company are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The Company’s future performance could differ significantly from the expectations of management and from results expressed or implied in the press release. See the risk factors contained in the press release for a discussion of certain risks and uncertainties that may impact such forward-looking statements. For further information on other risk factors, please refer to the “Risk Factors” contained in the Company’s Form

10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 24, 2017. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release Dated January 3, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: January 3, 2018	By:	/s/ Paul Edward Northen
	Name:	Paul Edward Northen
	Title:	Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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